UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2026

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 Marine Parkway, Suite 400, Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2026, Soleno Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 5, 2026, with Neurocrine Biosciences, Inc., a Delaware corporation (“Parent”), and Sigma Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on April 20, 2026, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the common stock of the Company, par value $0.001 per share (the “Shares”), in exchange for $53.00 per Share in cash, without interest (the “Offer Price”), subject to any applicable withholding taxes.

The Offer expired as scheduled one minute following 11:59 p.m. Eastern Time on May 15, 2026 (such date and time, the “Expiration Time”) and was not extended. Equiniti Trust Company, LLC, in its capacity as depositary and paying agent for the Offer, advised Purchaser that, as of the Expiration Time, 46,356,114 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which represent approximately 88.9% of the issued and outstanding Shares. As of the Expiration Time, the number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied or waived. Promptly after the Expiration Time, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, pursuant to the terms and conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on May 18, 2026, Purchaser was merged with and into the Company (the “Merger”), with the Company surviving such Merger as a direct wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders thereof, all Shares not validly tendered and issued and outstanding immediately prior to the Effective Time (other than any Shares (1) owned by Parent, Purchaser or the Company or by any of their respective subsidiaries (or held in the Company’s treasury); and (2) as to which the holder is entitled to appraisal rights under the DGCL and has properly exercised and perfected such holder’s demand for appraisal and, as of the Effective Time has not effectively withdrawn or lost such holder’s rights to such appraisal and payment under the DGCL) have been converted into the right to receive the Offer Price, without interest, subject to any applicable withholding taxes.

In addition, pursuant to the Merger Agreement:

•

Effective immediately prior to the Effective Time, each option to purchase Shares (each, a “Company Option”) that was outstanding and unexercised as of immediately prior to the Effective Time and that was not an Out of the Money Company Option (as defined below) (an “In the Money Option”), whether or not then vested or exercisable, fully vested and was cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to (1) the total number of Shares subject to such Company Option immediately prior to such cancellation multiplied by (2) the excess, if any, of (A) the Offer Price over (B) the exercise price payable per Share underlying such Company Option.

•

Each Company Option that had an exercise price per Share that is equal to or greater than the Offer Price (an “Out of the Money Company Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, was cancelled and no holder thereof was or will be entitled to any payment with respect to such Company Option before or after the Effective Time.

•

Effective immediately prior to the Effective Time, each restricted stock unit award with respect to Shares (each, a “Company RSU”) that was outstanding as of immediately prior to the Effective Time, whether or not then vested, fully vested, and was cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to the product of (1) the Offer Price and (2) the number of Shares subject to such Company RSU immediately prior to such cancellation.

•

Effective immediately prior to the Effective Time, each warrant to purchase Shares (each, a “Company Warrant”) that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was treated as being simultaneously cashless exercised as of immediately prior to the Effective Time, in accordance with the terms and conditions specified in the applicable Company Warrant and the related warrant termination agreements between the Company and the respective holders of the Company Warrants, subject to deduction for any applicable withholding taxes.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 6, 2026 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On May 18, 2026, in connection with the Merger, the Company, as borrower, terminated the Loan and Security Agreement, dated as of December 17, 2024, as amended, by and among the Company, Essentialis, Inc., the lenders from time to time party thereto and Oxford Finance LLC, as collateral agent (the “Loan and Security Agreement”). The Company previously filed the Loan and Security Agreement as Exhibit 10.16 to its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025.

Employee Stock Purchase Plan

In accordance with the terms of the Merger Agreement, effective immediately prior to the Effective Time, the Company terminated its 2014 Employee Stock Purchase Plan (the “ESPP”). The Company previously filed the ESPP as Exhibit 10.5 to its Registration Statement on Form S-1, as amended (File No. 333-196635), originally filed with the SEC on July 1, 2014, and declared effective on November 12, 2014.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, promptly after the Expiration Time, Purchaser irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time. On May 18, 2026, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became a direct wholly owned subsidiary of Parent.

The information set forth in the Introductory Note and Items 1.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 18, 2026, the Company notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) suspend trading of and delist the Shares and (ii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a direct wholly owned subsidiary of Parent. The Offer Consideration was funded through Parent’s cash on hand.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, each of Anish Bhatnagar, M.D., Mark Hahn, Matthew Pauls, Birgitte Volck, Andrew Sinclair

and Dawn Bir resigned from his or her respective positions as a member of the Company’s board of directors and all committees thereof effective as of the Effective Time. Immediately following the Effective Time, Matthew C. Abernethy and Darin M. Lippoldt became the directors of the Company, in each case, as of the Effective Time. The director resignations were tendered in connection with the Merger and were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, (i) each of Anish Bhatnagar, M.D. (Chief Executive Officer), Jennifer Fulk (Chief Financial Officer), Patricia Hirano (Senior Vice President, Regulatory Affairs), Kristen Yen (Senior Vice President, Global Clinical Operations & Patient Advocacy), Meredith Manning (Chief Commercial Officer), Manher (AJ) Joshi (Chief Development Officer), Kevin Norrett (Chief Business Officer) and Michael Huang (Senior Vice President, Clinical Development) resigned from his or her positions as an officer of the Company, in each case, effective as of the Effective Time. Following the Effective Time, the officers of the Company are as follows: Darin M. Lippoldt (President and Secretary) and Matthew C. Abernethy (Treasurer and Vice President).

Information about Matthew C. Abernethy and Darin M. Lippoldt is contained in the Offer to Purchase, filed by Purchaser and Parent as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on April 20, 2026, which information is incorporated herein by reference.

The foregoing director and officer resignations were tendered in connection with the Merger and were not a result of any disagreement between the Company and such former directors and officers on any matter relating to the Company’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 5, 2026, by and among Soleno Therapeutics, Inc., Neurocrine Biosciences, Inc., and Sigma Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2026).

3.1	Amended and Restated Certificate of Incorporation of Soleno Therapeutics, Inc.

3.2	Amended and Restated Bylaws of Soleno Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934 for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2026

SOLENO THERAPEUTICS, INC.

By:	/s/ Darin M. Lippoldt
Name:	Darin M. Lippoldt
Title:	President and Secretary